UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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OLYMPIC STEEL, INC.

(Name of Registrant as Specified In Its Charter)

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Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146 (216) 292-3800
To Our Shareholders:
You are invited to attend the 2005 Annual Meeting of Shareholders of Olympic Steel, Inc. to be held at Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146, on Thursday, April 28, 2005, at 3:00 p.m. local time. We are pleased to enclose the notice of our Annual Meeting of Shareholders, together with a Proxy Statement, a Proxy and an envelope for returning the Proxy.
You are asked to vote for the election of Directors nominated by the Board of Directors. Your Board of Directors unanimously recommends that you vote “FOR” each of the director nominees in the Proxy.
Please carefully review the Proxy Statement and then complete and sign your Proxy and return it promptly. If you attend the meeting and decide to vote in person, you may withdraw your Proxy at the meeting.
Your time and attention to this letter and the accompanying Proxy Statement and Proxy is appreciated.
Sincerely,
Michael D. Siegal
Chairman and Chief Executive Officer
April 11, 2005

Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146 (216) 292-3800
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 28, 2005
The Annual Meeting of Shareholders of Olympic Steel, Inc., an Ohio corporation (the Company) will be held on Thursday, April 28, 2005, at 3:00 p.m. local time, at Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146, for the following purposes:

1.	To elect three Directors for a term expiring in 2007;

2.	To transact such other business that is properly brought before the meeting.
Only holders of the Common Shares of record on the books of the Company at the close of business on March 22, 2005 will be entitled to vote at the meeting.
Your vote is important. All shareholders are invited to attend the meeting in person. However, to ensure your representation at the meeting, please mark, date and sign your Proxy and return it promptly in the enclosed envelope. Any shareholder attending the meeting may vote in person even if the shareholder returned a Proxy.
By Order of the Board of Directors
Marc H. Morgenstern
Secretary
Cleveland, Ohio
April 11, 2005
THE ENCLOSED PROXY, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, CAN BE RETURNED IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

2005 ANNUAL MEETING
April 28, 2005
THE PROXY AND SOLICITATION
       This Proxy Statement is being mailed on or about April 11, 2005, to the shareholders of Olympic Steel, Inc. (the Company) in connection with the solicitation by the Board of Directors of the enclosed form of Proxy for the 2005 Annual Meeting of Shareholders to be held on Thursday, April 28, 2005, at 3:00 p.m. local time, at Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146. Pursuant to the Ohio General Corporation Law, any shareholder signing and returning the enclosed Proxy has the power to revoke it by giving notice of such revocation to the Company in writing or in the open meeting before any vote with respect to the matters set forth therein is taken. The representation in person or by Proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to provide a quorum at the Annual Meeting. The election of Directors requires approval only by a plurality of the votes cast. As a result, although abstentions and broker non-votes will not be counted in determining the outcome of the vote, they will be counted in determining whether a quorum has been achieved. The cost of soliciting the Proxy will be borne by the Company.
PURPOSES OF ANNUAL MEETING
       The Annual Meeting has been called for the purposes of (1) electing three Directors of the class whose two-year terms of office will expire in 2007, and (2) transacting such other business as may properly come before the meeting.
       The two persons named in the enclosed Proxy have been selected by the Board of Directors and will vote Common Shares represented by valid Board of Directors’ Proxies. Unless otherwise indicated in the enclosed Proxy, they intend to vote for the election of the Director nominees named herein.
VOTING SECURITIES
       The Board of Directors has established the close of business on March 22, 2005, as the record date for determining shareholders entitled to notice of the meeting and to vote. On that date, 10,141,915 shares of Common Stock were outstanding and entitled to one vote on all matters properly brought before the Annual Meeting.

PROPOSAL ONE
ELECTION OF DIRECTORS
       The Board of Directors is divided into two classes, whose members serve for a staggered two-year term. The term of one class, which currently consists of three Directors, expires in 2005; the term of the other class, which consists of four Directors, expires in 2006.
       The Board of Directors has nominated Michael D. Siegal, Thomas M. Forman, and James B. Meathe to stand for reelection as Directors for a two-year term. The two-year term will end upon the election of Directors at the 2007 Annual Meeting of Shareholders.
       At the Annual Meeting, the shares of Common Stock represented by valid Proxies, unless otherwise specified, will be voted to elect the three Director-nominees. Each individual nominated for election as a Director of the Company has agreed to serve if elected. However, if any nominee becomes unable or unwilling to serve if elected, the Proxies will be voted for the election of such other person as may be recommended by the Board of Directors. The Board of Directors has no reason to believe that the persons listed as nominees will be unable or unwilling to serve.
       The Board of Directors recommends that each shareholder vote “FOR” the Board of Directors’ nominees. Directors will be elected by a plurality of the votes cast at the Annual Meeting.
NOMINEES FOR TERMS TO EXPIRE IN 2007

		Principal Occupation,
		Past Five Years,	Director
Name of Director	Age	Other Directorships	Since

Michael D. Siegal	52	Chief Executive Officer of the Company since 1984, and Chairman of the Board since 1994. Serves on the following boards: American National Bank (Cleveland, Ohio) and Metals Service Center Institute (MSCI). Vice Chairman of the Development Corporation for Israel and Vice President of the Cleveland Jewish Federation.	1984

Thomas M. Forman	59	Business consultant and private investor. President, Jupiter Licensing from 2002 to 2004 (a licensing agency for corporate trademarks and retail brands). From 1999 to 2000, he served as Chief Administrative Officer and co-founder of HealthSync (a provider of an employer-paid health insurance marketplace). Serves on the Board of Advisors of the Shaker Consulting Group and White Dove Mattress Company. Previously served as Vice President of Sealy Corporation and as Executive Vice President and a member of the Board of Directors of Bridgestone/Firestone, Inc.	1994

James B. Meathe	48	Vice Chaiman of Palmer & Cay, Inc. (an insurance and brokerage firm) since December 2004 and previously served as President and Chief Operating Officer of Palmer & Cay since January 2003. Managing Director and Chairman Midwest Region of Marsh Inc. (a risk and insurance services firm) from 1999 to 2002. Previously, he served in several senior management positions with Marsh Inc. Serves on the Board of Directors of Boykin Lodging Company.	2001

DIRECTORS WHOSE TERMS EXPIRE IN 2006

		Principal Occupation,
		Past Five Years,	Director
Name of Director	Age	Other Directorships	Since

David A. Wolfort	52	President since January 2001 and Chief Operating Officer of the Company since 1995. He serves as a director of the MSCI. He is past Chairman of the MSCI Political Action Committee and past Chairman of the MSCI’s Government Affairs Committee, and a Regional Board Member of the Northern Ohio Anti-Defamation League.	1987

Ralph M. Della Ratta	51	Senior Managing Director, since December 2003, of MAX-Ventures LLC, a venture capital firm and, since August 2004, Western Reserve Partners LLC, an investment banking firm. From 1998 to 2003, Mr. Della Ratta was Senior Managing Director and Manager of Investment Banking Division of McDonald Investments, Inc. Serves on the Board of Directors of Hyland Software, Inc.	2004

Martin H. Elrad	65	Private investor.	1987

Howard L. Goldstein, C.P.A.	52	Managing Director of Mallah, Furman and Company (a public accounting firm) and Senior Partner for over five years. Member of the American Institute of Certified Public Accountants, the Florida Institute of Certified Public Accountants, the Florida Board of Accounting, the New Jersey Board of Certified Public Accountants and the New Jersey Institute of Certified Public Accountants.	2004
BOARD OF DIRECTORS MEETINGS AND COMMITTEES
       The Board of Directors of the Company held eight meetings in 2004. The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating Committee. The Audit Committee and Compensation Committee each held five meetings in 2004 and the Nominating Committees held two meetings in 2004. The Committees receive their authority and assignments from the Board of Directors and report to the Board of Directors.
       All of the current Directors attended at least seventy-five percent of the Board meetings and all applicable committee meetings held during 2004. In addition to holding regular committee meetings, the Board members also reviewed and considered matters and documents and communicated with each other wholly apart from the meetings. The Board of Directors has determined that Messers. Della Ratta, Elrad, Forman, Goldstein and Meathe are independent directors as defined in the National Association of Securities Dealers, Inc. listing standards.
       Audit Committee. The committee is chaired by Mr. Goldstein and is responsible for monitoring and overseeing the Company’s internal controls and financial reporting processes, as well as the independent audit of the Company’s consolidated financial statements by the Company’s independent auditors. Each committee member is an “independent director” as defined in the National Association of Securities Dealers, Inc. listing standards. Mr. Goldstein has been designated by the Board as the “audit committee financial expert” under SEC rules and he also meets the NASD’s professional experience requirements. The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and NASD. A copy of the Audit Committee charter can be found on the Company’s website at www.olysteel.com.
AUDIT COMMITTEE REPORT
       As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for 2004 with management and discussed those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with the Company’s independent auditors. The Audit Committee received the written disclosures and the letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committee) from PricewaterhouseCoopers, LLP and discussed that firm’s independence with representatives of the firm.
       Based upon the Audit Committee’s review of the audited consolidated financial statements and its discussions with management and the Company’s independent auditors, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements for the fiscal year ended December 31, 2004 in the Company’s Annual Report on form 10-K filed with the Securities and Exchange Commission.
Howard L. Goldstein, Chairman
Ralph M. Della Ratta
Martin H. Elrad
Thomas M. Forman
       Compensation Committee. This committee is chaired by Mr. Forman and also consists of Messers. Elrad, Goldstein and Meathe. This committee reviews and approves the Company’s executive compensation policy, makes recommendations concerning the Company’s employee benefit policies, and has authority to administer the Company’s Stock Option Plan.
       Nominating Committee. This committee is chaired by Mr. Elrad and also consists of Messers. Della Ratta and Goldstein. This committee functions to advise and make recommendations to the Board concerning the selection of candidates as nominees for Directors, including those individuals recommended by shareholders. The Nominating Committee operates pursuant to a written charter which can be found on the Company’s website at www.olysteel.com. Shareholders wishing to suggest nominees for election to the Board at the 2006 Annual Meeting may do so by providing written notice to the Company in care of Marc H. Morgenstern, Secretary, no later than December 30, 2005.

COMPENSATION OF DIRECTORS
       During 2004, each Director who was not an employee of the Company received a Director’s fee in the amount of $3,500 per quarter and reimbursement for out-of-pocket expenses incurred in connection with attending such meetings. Directors also receive $1,000 for each special Board or Committee meeting attended, excluding telephonic meetings. No additional compensation was paid for committee meetings held on the same day as Board meetings. Upon appointment to the Board, each outside Director is entitled to a stock option grant of 10,000 shares. Each outside Director may also be entitled to an annual stock option grant from time-to-time, based on overall Company performance. Directors who are also employees of the Company receive no additional remuneration for serving as Directors.
       Effective January 1, 2005, non-employee Directors will receive a $45,000 annual retainer, payable in quarterly installments. The Audit Committee Chairman will receive an additional $10,000 per year and the Chairmen of the Compensation and Nominating Committees will each receive an additional $5,000 per year.
BOARD POLICIES
       The Board of Directors has not yet established a separate process for shareholders to communicate with the Board but will review this matter to determine if there should be a separate process for communication with individual Board members or with the Board of Directors as a whole. Any shareholder who wishes to send a written communication to any member of the Board may do so in care of the Secretary of the Company, who will forward any communications directly to the Director(s) in question.
       The Board of Directors does not have a policy with regard to directors’ attendance at the annual meeting of shareholders. However, because a Board meeting usually precedes the annual meeting of shareholders, all directors are urged to attend the annual meeting of shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
       The following table sets forth each person or entity who has beneficial ownership of 5% or more of the outstanding Common Shares of the Company on March 22, 2005, based upon information furnished to the Company:

	Number of Shares		Percentage of
Names of Beneficial Owners	Beneficially Owned		Ownership

Michael D. Siegal 5096 Richmond Road Cleveland, OH 44146	1,631,099	[1]	15.3%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	776,156	[2]	7.7%
Batterymarch Financial Management, Inc. 200 Claredon Street Boston, MA 02116	754,880	[3]	7.4%
David A. Wolfort 5096 Richmond Road Cleveland, OH 44146	753,666	[4]	7.4%
American Century Investment Management, Inc. 4500 Main Street, 9th Floor Kansas City, MO 64111	667,690	[5]	6.6%
FMR Corp. 82 Devonshire Street Boston, MA 02109	650,628	[3]	6.4%

[1]	Does not include 51,000 shares held in various trusts for the benefit of Mr. Siegal’s children. Mr. Siegal disclaims beneficial ownership of such shares. Includes 99,999 shares issuable upon exercise of options exercisable within sixty days of March 22, 2005.

[2]	Based on Schedule 13G/ A filed with the Securities and Exchange Commission on or about March 2, 2005.

[3]	Based on Schedule 13G filed with the Securities and Exchange Commission on or about February 14, 2005.

[4]	Includes 250,666 shares issuable upon exercise of options exercisable within sixty days of March 22, 2005.

[5]	Based on Schedule 13G filed with the Securities and Exchange Commission on or about February 11, 2005.

SECURITY OWNERSHIP OF MANAGEMENT
       The following table sets forth the amount of the Company’s Shares of Common Stock beneficially owned by the Company’s Directors, each of the officers named in the compensation table included herein, and all the Directors, and executive officers as a group as of March 22, 2005.

	Number of Shares		Percentage of
Names of Beneficial Owners	Beneficially Owned		Ownership

Michael D. Siegal	1,631,099	[1]	15.3%
David A. Wolfort	753,666	[2]	7.1%
Richard T. Marabito	78,666	[3]	*
Heber MacWilliams	43,133	[4]	*
Richard A. Manson	21,860	[4]	*
Martin H. Elrad	24,333	[4]	*
Thomas M. Forman	18,033	[4]	*
James B. Meathe	18,533	[4]	*
Ralph M. Della Ratta, Jr.	9,000	[4]	*
Howard L. Goldstein	8,600	[4]	*
All Directors and executive officers as a group (10 persons)	2,606,923	[5]	24.4%

[1]	Does not include 51,000 shares held in various trusts for the benefit of Mr. Siegal’s children. Mr. Siegal disclaims beneficial ownership of such shares. Includes 99,999 shares issuable upon exercise of options exercisable within sixty days of March 22, 2005.

[2]	Includes 250,666 shares issuable upon exercise of options exercisable within sixty days of March 22, 2005.

[3]	Does not include 3,000 shares held in various trusts for the benefit of Mr. Marabito’s children. Mr. Marabito disclaims beneficial ownership of such shares. Includes 73,166 shares issuable upon exercise of options exercisable within sixty days of March 22, 2005.

[4]	Includes shares issuable upon exercise of options exercisable within sixty days of March 22, 2005 as follows: MacWilliams – 31,333, Manson – 17,500, Elrad – 19,333, Forman – 15,833, Meathe – 16,333, Della Ratta – 7,000, Goldstein – 7,000.

[5]	Includes 538,163 shares issuable upon exercise of options exercisable within sixty days of March 22, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
       Section 16(a) of the Securities Act of 1934, as amended, requires the Company’s officers and Directors, and persons who own greater than 10% of the Company’s Common Stock, to file reports of ownership and changes in ownership to the SEC. Officers, Directors and more than 10% shareholders are required by the SEC to furnish to the Company copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during 2004 and Form 5 and amendments thereto furnished to the Company with respect to 2004, or a written representation from the reporting person that no Form 5 is required, all filings required to be made by the Company’s officers and Directors were timely made.
EXECUTIVE OFFICERS’ COMPENSATION
       The following table sets forth certain information with respect to the compensation paid by the Company during the years ended December 31, 2004, 2003, and 2002 to the Chief Executive Officer and each of the other executive officers (the “Named Executive Officers”) of the Company:
SUMMARY COMPENSATION TABLE

		Annual Compensation

Name and				All Other
Principal Position(s)	Year	Salary	Bonus	Compensation[1]

Michael D. Siegal,	2004	$492,500	$506,284	$6,150
Chairman of the Board and	2003	400,000	0	0
Chief Executive Officer	2002	400,000	0	5,500

David A. Wolfort,	2004	$411,943	$526,284	$6,150
President and	2003	385,000	20,000	0
Chief Operating Officer	2002	385,000	20,000	5,500

Richard T. Marabito,	2004	$252,692	$508,781	$6,150
Chief Financial Officer	2003	200,000	0	0
	2002	200,000	0	5,500

Heber MacWilliams,	2004	$168,667	$204,571	$6,150
Chief Information Officer	2003	150,000	0	0
	2002	150,000	105,000	5,500

Richard A. Manson,[2]	2004	$131,654	$204,564	$6,150
Treasurer	2003	122,000	0	0

[1]	“All Other Compensation” includes contributions to the Company’s 401(k) plan to match pre-tax elective deferral contributions.

[2]	Pursuant to SEC rules, no information regarding compensation for years prior to appointment as Named Executive Officer is required.

     The following table sets forth information regarding individual grants of stock options pursuant to the Company’s Stock Option Plan during 2004 to each of the Named Executive Officers.
2004 Individual Option Grants

		% of Total Options
	Number of Shares	Granted to
	Covered by	Employees in	Exercise Price	Expiration	Grant Date
Name	Option Grant	Fiscal Year	($/Share)[1]	Date	Present Value[2]

Michael D. Siegal	25,000	10.2%	$12.32	4/29/14	$201,574
David A. Wolfort	25,000	10.2%	$12.32	4/29/14	$201,574
Richard T. Marabito	25,000	10.2%	$12.32	4/29/14	$201,574
Heber MacWilliams	6,500	2.7%	$12.32	4/29/14	$52,409
Richard A. Manson	8,500	3.5%	$12.32	4/29/14	$68,535

[1]	Stock Options were awarded with an exercise price equal to the fair market value per share of the Common Stock on the grant date.

[2]	In accordance with the rules of the SEC, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company cannot predict or estimate the future price of the Company’s Common Stock, and neither the Black-Scholes model nor any other model can accurately determine the value of an option. Accordingly, there is no assurance that the value realized by an officer, if any, will be at or near the value estimated in the Black-Scholes model. The Black-Scholes valuation was determined using the following assumptions: an average volatility of 59%, no dividend yield, a risk-free interest rate of 4.49% and a projected exercise period of 10 years.

     The following table sets forth certain information concerning the number and value of unexercised options held by each of the Named Executive Officers at December 31, 2004.
Aggregated Option Exercises in 2004
And December 31, 2004 Values

			Number of Securities
			Underlying Options at Year		Value of In-The-Money
	Options Exercised		End		Options at Year End ($)[1]

	Shares Acquired in	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael D. Siegal	0	0	93,332	10,001	$1,781,955	$224,189
David A. Wolfort	80,000	$1,514,666	183,999	130,001	$4,039,321	$3,202,329
Richard T. Marabito	0	0	66,499	10,001	$1,203,371	$224,189
Heber MacWilliams	4,000	$63,960	27,999	5,001	$480,170	$112,105
Richard A. Manson	14,000	$206,340	13,666	6,334	$234,739	$143,371

[1]	These values are based on the spread between the respective exercise price of outstanding stock options and the fair market value of the Company’s Common Stock at December 31, 2004 ($26.51). These amounts may not represent amounts actually realized by the Named Executive Officers.

     Retention Agreements. The Company has executed Management Retention Agreements (the “Retention Agreements”) with Messrs. Siegal, Wolfort, and Marabito. Under the Agreements, which do not become operative unless there is a Change-in-Control of the Company (as defined in the Retention Agreements), the Company agrees to continue the employment of the Officer for a certain period (the “Contract Period”) following the Change-in-Control in the same position with the same duties and responsibilities and at the same compensation level as existed prior to the Change-in-Control. If during the Contract Period the Officer’s employment is terminated without cause, or the Officer terminates his employment for “good reason,” the Officer shall receive a lump-sum severance payment (the “Severance Amount”) with continuation of insurance coverage for one year. The Contract Period for Messrs. Siegal and Wolfort is two years and their Severance Amount equals 2.99 times the average of the last three years’ compensation. The Contract Period for Mr. Marabito is one year and his Severance Amount equals one times the average of his last three years’ compensation. Each of the Retention Agreements contains a non-competition prohibition for one year post-employment (two years in the cases of Messrs. Siegal and Wolfort).
       Siegal Employment Agreement. Mr. Siegal serves as Chief Executive Officer of the Company pursuant to an employment agreement terminating December 31, 2006. Under the agreement, effective July 1, 2004, Mr. Siegal receives a base salary of $575,000, subject to possible increases as determined by the Compensation Committee. Bonus compensation will be determined by the Compensation Committee under the Senior Management Compensation Program. If the Company terminates Mr. Siegal’s employment without “cause” during the employment term, he shall continue to receive his compensation under the agreement for a period ending on the earlier of (i) December 31, 2006 or (ii) one year following the termination of employment. The employment agreement contains a one-year non-competition and non-solicitation prohibition.
       Wolfort Employment Agreement. Mr. Wolfort serves as President and Chief Operating Officer of the Company pursuant to an employment agreement terminating December 31, 2005. Under the agreement, Mr. Wolfort receives a base salary of $385,000, subject to possible increases as determined by the Compensation Committee. Effective July 1, 2004, the Compensation Committee raised Mr. Wolfort’s base salary to $425,000. Bonus compensation will be determined by the Committee under the Senior Management Compensation Program, subject to a minimum annual bonus of $20,000. Under the Agreement, Mr. Wolfort was granted an option to purchase 300,000 shares at $1.97 per share, the fair market value of the Company’s Common Stock on the date of grant. The option vests in annual installments of 20%, commencing January 1, 2002. If the Company terminates Mr. Wolfort’s employment without “cause” during the employment term, he shall continue to receive his compensation under the agreement for a period ending on the earlier of (i) December 31, 2005 or (ii) the second anniversary of his termination of employment. The employment agreement contains a one-year non-competition prohibition.

       Marabito Employment Agreement. Mr. Marabito serves as Chief Financial Officer of the Company pursuant to an employment agreement terminating December 31, 2006. Under the agreement, effective July 1, 2004, Mr. Marabito receives a base salary of $300,000, subject to possible increases as determined by the Compensation Committee. Bonus compensation will be determined by the Compensation Committee under the Senior Management Compensation Program. If the Company terminates Mr. Marabito’s employment without “cause” during the employment term, he shall continue to receive his compensation under the agreement for a period ending on the earlier of (i) December 31, 2006 or (ii) one year following the termination of employment. The employment agreement contains a one-year non-competition and non-solicitation prohibition.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
       None.
EMPLOYEE BENEFIT PLANS
       Senior Manager Compensation Plan. Each of the Executive Officers participates in the Senior Management Compensation Program which focuses on pre-tax income and other key operating metrics. Under the program, each of the Executive Officers can be granted stock options based on the Company’s performance. The determination of the stock option grants is made by the Compensation Committee. The Compensation Committee believes that this program further aligns the interests of management and shareholders and will provide long-term incentive for maximizing shareholder value.
       Stock Option Plan. Pursuant to the provisions of the Company’s Stock Option Plan (the “Plan”), key employees of the Company, non-employee Directors of the Company and consultants may be offered the opportunity to acquire shares of Common Stock by the grant of stock options including both incentive stock options (ISO’s), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options. ISO’s are not available to consultants. The Plan will terminate in January 2009; however, termination of the Plan will not affect outstanding options. The Compensation Committee administers the Plan. The Compensation Committee has broad discretion to set the terms and conditions of the options, provided that no option may be exercisable more than ten years after the date of grant. Currently, there are approximately 30 employees and outside directors eligible to participate in the Plan.

       The following table provides information as of December 31, 2004 regarding shares outstanding and available for issuance under the Company’s existing stock option plan:

	Number of Securities		Number of
	to be Issued Upon	Weighted-average	Securities
	Exercise of	Exercise Price of	Remaining Available
Plan Category	Outstanding Options	Outstanding Options	for Future Issurance

Equity compensation plans approved by security holders	887,504	$6.33	3,168
Equity compensation plans not approved by security holders	—	—	—

Totals	887,504	$6.33	3,168

       Voluntary Deferred Compensation Plan. Effective December 15, 2004, the Company adopted the Olympic Steel, Inc. Executive Deferred Compensation Plan. Under the plan, participants of the Senior Management Compensation Plan are eligible to defer receipt of portions of their salary or bonus until later years.
RELATED PARTY TRANSACTIONS
       A corporation owned by family members of Mr. Siegal since 1978 handled a portion of the freight activity for the Company’s Cleveland operation. Payments to this entity approximated $1.0 million for the year ended December 31, 2004. A partnership owned by family members of Mr. Siegal since 1956 has owned one of the Cleveland warehouses and currently leases it to the Company at an annual rental of $195,300. The lease expires in 2010.
       Mr. Wolfort purchased 300,000 shares of the Company’s Common Stock from treasury on February 22, 2001. The shares were purchased pursuant to a 5-year, full recourse promissory note payable to the Company due and payable on or before January 1, 2006 bearing interest at 5.07% per annum. The note was collateralized by a pledge of the underlying shares. The note and all accrued interest were repaid in the third quarter of 2004.
       The Company purchased several insurance contracts through an insurance broker that employs Mr. Meathe. Commissions paid to the insurance broker were approximately $10,000 during 2004.
       Mr. Forman serves on the Board of Advisors for a firm that provides psychological testing profiles for new hires of the Company. Fees paid to the firm were approximately $9,000 during 2004.
       Mr. Siegal and Mr. Wolfort were minority investors in a company that provided online services to Olympic’s employees with respect to their retirement plan accounts. Mr. Siegal also served as a director for that company. Since December 2004, this company no longer provides services to Olympic’s employees.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION
       The Compensation Committee is responsible for setting and administering the policies that govern the base salaries, bonuses and other compensation matters of the executive officers of the Company. The Compensation Committee consists entirely of independent Directors of the Company. The Compensation Committee meets at least once annually to review the compensation program for the executive officers of the Company. This report documents the basis of compensation for 2004, with regard to the Company’s Chief Executive Officer and other executive officers.
       Compensation Policy. The executive compensation policy of the Company is based on the following philosophy: (i) the need to retain and, as necessary, attract highly qualified executives with a compensation plan that is competitive with both public and privately held steel and steel-related companies; (ii) emphasizing variable, performance-based compensation tied to the overall profitability of the Company; (iii) creating a system that would not be overly complicated or conflict with the bonus system used at the senior manager level; and (iv) devising a compensation program that appropriately aligns the interests of executive officers with those of the Company’s shareholders in increasing shareholder value.
       Base Salaries. The annual base salary of the executive officers is based upon an evaluation of their significant contributions as individuals and as a team, as subjectively determined by the Compensation Committee. The Committee reviewed the cash compensation of numerous senior executives in positions in other steel and steel-related companies, as well as other similar sized companies outside of the steel industry, to determine the range of the base salaries. Base salaries for 2004 were reviewed and approved by the Compensation Committee, and the amounts paid are included in the Summary Compensation Table.
       Incentive Compensation. A significant portion of the executive officers’ compensation is incentive bonus-based and tied to the overall pretax income of the Company. Bonuses paid in 2004 are included in the “Summary Compensation Table.” For years after 2004, the Compensation Committee adjusted the payment of bonuses under the Senior Manager Compensation Plan to provide for payments over three years with active employment, subject to certain exceptions, being a prerequisite for payment. The Company considers stock options to be another award of compensation. Stock options were granted to each of the executive officers and are included in the “2004 Individual Option Grants” table.

       Chief Executive Officer Compensation. The Chief Executive Officer participates in the same compensation plan provided to the other executive officers of the Company. During 2004, a nationally-recognized compensation consultant was engaged to aid the Compensation Committee in establishing a proper compensation level. The base salary for the Chief Executive Officer, Michael D. Siegal, was based upon the Compensation Committee’s subjective evaluation of his performance, considering his years of experience, contributions and accomplishments, his commitment to increasing shareholder value and information provided by the compensation consultant. The Compensation Committee also considered the base compensation packages of other chief executive officers for comparable companies. Consistent with the philosophy of the Senior Manager Compensation Plan, the overall pretax income of the Company is a primary variable in determining the total compensation paid to the Chief Executive Officer. Mr. Siegal owns a significant number of shares of the Company, which provides additional long-term incentive for maximizing shareholder value.
Thomas M. Forman, Chairman
Martin H. Elrad
Howard L. Goldstein
James B. Meathe

SHAREHOLDER RETURN PERFORMANCE PRESENTATION
       Set forth below is a line graph comparing the cumulative total shareholder return on the Company’s Common Shares against the cumulative total return of the Nasdaq U.S. composite index and indices to peer groups from December 1999 through December 2004.
       The stock price performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such acts.
TOTAL RETURN TO SHAREHOLDERS
(Assumes $100 investment on 12/31/99)

Total Return
Analysis	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

Olympic Steel, Inc.	$100.00	$41.45	$53.68	$67.37	$172.84	$558.11
Peer Group[1]	$100.00	$84.91	$84.79	$82.19	$132.20	$185.14
Nasdaq US Index	$100.00	$60.71	$47.93	$32.82	$49.23	$53.46
Source: CTA Public Relations www.ctapr.com (303) 665-4200. Data from BRIDGE Information Systems, Inc.

[1]	Peer Group consists of A.M. Castle & Co., Gibraltar Industries, Inc., Shiloh Industries, Inc., Steel Technologies Inc., Ryerson Tull, Inc., Reliance Steel and Aluminum Company, and Worthington Industries, Inc.

INFORMATION REGARDING THE INDEPENDENCE OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
       Audit Fees. Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP (“PwC”) for the audit of the Company’s annual financial statements and for its review of the financial statements included in the Company’s Forms 10-Q were $482,000 for 2004 and $186,000 for 2003. Services performed in 2004 include the audit of the Company’s annual financial statements, the internal control attestations required under the Sarbanes-Oxley Act, the quarterly reviews of the financial statements included in the Company’s Forms 10-Q and the issuance of a comfort letter related to a proposed equity offering.
       Audit-Related Fees. Aggregate fees for assurance and related services by PwC that were reasonably related to the performance of the audit or review of the Company’s financial statements and which were not reported under “Audit Fees” above were $14,700 in 2004 and $0 in 2003. The services performed related to the application of FASB Interpretation No. 46.
       Tax Services. Aggregate fees for tax services provided by PwC totaled $0 in 2004 and $8,900 in 2003.
       All Other Fees. There were no other fees paid to PwC in 2004 or 2003.
       Pre-Approval Policy. All services listed above were pre-approved by the Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee Charter provides for pre-approval of non-audit services.
       Representatives of PwC are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
OTHER MATTERS
       The Board of Directors of the Company is not aware that any matter other than listed in the Notice of Meeting that is to be presented for action at the meeting. If any of the Board’s nominees is unavailable for election as a Director or any other matter should properly come before the meeting, it is intended that votes will be cast pursuant to the Proxy in respect thereto in accordance with the best judgment of the person or persons acting as proxies.
PROXY SOLICITATION
       The Company will bear the expense of preparing, printing and mailing this Proxy Statement. In addition to solicitation by mail, officers and regular employees of the Company may solicit by telephone the return of Proxies. The Company will request brokers, banks and other custodians, nominees and fiduciaries to send Proxy material to beneficial owners and will, upon request, reimburse them for their expenses.

SHAREHOLDERS’ PROPOSALS
       The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the 2006 Annual Meeting of Shareholders is expected to be November 29, 2005.
ANNUAL REPORT
       The Company’s Annual Report for the year ended December 31, 2004, including consolidated financial statements of the Company and the report thereon of PricewaterhouseCoopers LLP is being mailed to shareholders with this Notice of the Annual Meeting and Proxy Statement.

Marc H. Morgenstern
Secretary

By Order of the Board of Directors
April 11, 2005

PROXY	PROXY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2005

This Proxy is Solicited by the Board of Directors

     At the Annual Meeting of Shareholders of OLYMPIC STEEL, INC. to be held on April 28, 2005, and at any adjournment, MICHAEL D. SIEGAL and DAVID A. WOLFORT, and each of them, with full power of substitution and resubstitution, are hereby authorized to represent me and vote all my shares on the following matters:

     You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this Card. Unless otherwise specified above, this proxy will be voted FOR the election as Directors of the nominees noted on the reverse side.

     PLEASE DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE—NO POSTAGE NECESSARY.

(Continued and to be signed on reverse side.)

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.   ■

[	]

		For All	Withhold All	For All Except
1.	Election of three Directors: Nominees: Michael D. Siegal Thomas M. Forman James B. Meathe	☐	☐	☐	2. Any other matter that may properly come before this Meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name on the space provided below.

Dated:	, 2005

Signature or Signatures

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

Regardless of whether you plan to attend the Annual Meeting
of Shareholders, you can be sure your shares are
represented at the meeting by promptly returning
your proxy in the enclosed envelope.